UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 400, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

P. H. Glatfelter (the "Company") today reported that on November 17, 2005, it entered into a Confidential Settlement Agreement and Release with an insurance carrier relating to the Company's claims for insurance coverage of various environmental matters associated with the lower Fox River and Bay of Green Bay in Wisconsin (the "Fox River Site"). Under terms of the settlement agreement, the insurance carrier agreed to pay the Company $17.8 million in cash. As more particularly stated in the settlement agreement itself, the Company agreed to release and forever discharge the insurance carrier from any and all claims made by the Company against the carrier arising out of or related to the Fox River Site.

The Company expects to receive the settlement amount within ten days of the agreement and, accordingly, expects to record a pre-tax gain of $17.8 million in its results of operations for the three months ending December 31, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

November 21, 2005	By:	John P. Jacunski

Name: John P. Jacunski
Title: Vice President and Corporate Controller